EXHIBIT 32.2
SECTION 1350 CERTIFICATION of CHIEF FINANCIAL OFFICER
The undersigned herby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:
•	the report fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
•	the information contained in the report fairly presents, in all material respects, the Company’s consolidated financial condition and results of operations.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure document.

/s/ JoAnn N. McMinn JoAnn N. McMinn, Chief Financial Officer
Dated: 08-04-2006

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